SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 30, 2003



                             Medis Technologies Ltd.
             (Exact name of Registrant as specified in its charter)


        Delaware                     0-30391                     13-3669062
(State of incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484

Item 9. Regulation FD Disclosure.

A major chemical company, performing laboratory tests using small quantities of electrically conductive polymers developed by Medis Technologies Ltd.'s ("Medis") polymer division, has informed Medis that such polymers were capable of increasing the capacity of the electrodes of the supercapacitors used by such chemical company by up to five hundred percent. Medis has commenced negotiations with such chemical company for the use or license of Medis' polymers by the chemical company, of which Medis can give no assurance of success; nor can Medis give any assurance that the results of such tests can be duplicated in commercial quantities.

This report may contain forward looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risk and uncertainties, including, but not limited to, the successful completion of product development, the success of product tests, commercialization risks, availability of financing and results of financing efforts. Further information regarding these and other risks is described from time to time in the Medis' filings with the SEC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2003


                                         MEDIS TECHNOLOGIES LTD.



                                         By:  /s/ ROBERT K. LIFTON
                                             -----------------------------------
                                              Name:  Robert K. Lifton
                                              Title:  Chief Executive Officer